Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II,
333-33607
811-8333


On September 26, 2000, under Conformed Submission
Type 485BPOS, accession number, 0000950131-00-005484,
a Form N-1A was filed with
the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained a new series for Nuveen
Investment Trust II, Nuveen Select Stock Fund.
See the Prospectus for terms of the securities.